Exhibit 99.1

Silver Spring Networks Reports Third Quarter 2016 Financial Results

Solid Execution and Footprint Growth

New Awards Announced Today

San Jose, CA – November 3, 2016 – Silver Spring Networks, Inc. (NYSE: SSNI) today announced financial results for its third quarter ended September 30, 2016.

Third Quarter Results (all comparisons made are against the prior year period, unless otherwise stated):

GAAP Results:

•	Revenue was $74.2 million, up 7%.

•	Gross margin was 38.1%, versus 47.5%.

•	Net loss was ($15.2) million versus a net loss of ($0.6) million.

•	Net loss per diluted share was ($0.29) versus a ($0.01) net loss per share.

•	$113.4 million in cash, cash equivalents and short-term investments at the end of the quarter, versus $121.9 million.

Non-GAAP Metrics:

•	Billings[1] of $76.1 million, up 2%.

•	Gross margin on billings[2] of 54.9%, versus 44.1%.

•	Non-GAAP net income of $6.9 million versus $4.9 million.

•	Non-GAAP income per fully-diluted share of $0.13, versus $0.10.

“We had another strong quarter, expanding our footprint by approximately 569,000 endpoints, commencing a large smart grid project, and winning additional awards since our last report,” said Mike Bell, President and CEO, Silver Spring Networks. “Our third quarter results, and our high-profile awards in 2016, demonstrate the strong position we have built in our smart grid and smart city markets. We see significant potential for continued innovation and growth in our core markets, and a great opportunity to extend Silver Spring’s platform and solutions into the broader Internet of Important Things™ opportunity.”

[1]	Billings previously reported as non-GAAP revenue.
[2]	Gross margin on billings previously reported as non-GAAP gross margin.

Business Highlights (through November 3, 2016, unless otherwise stated):

•	Entered a new collaboration agreement with Singapore Power to expand its AMI deployment by an additional 200,000 electric customers, and to open the platform to other third-party IoT devices in support of Singapore’s “Smart Nation” initiative.

•	Selected by CPFL Energia to significantly expand its Distribution Automation deployment across 100,000 square kilometers of its service territory over 350 cities in the state of São Paulo.

•	Selected by Baltimore Gas and Electric for a Distribution Automation program, an extension of its existing smart grid investment, to further improve grid reliability and efficiency with connectivity solutions for BGE’s re-closers throughout their entire grid.

•	Selected by the City of Stockholm to deploy Starfish™ Network-as-a-Service to upgrade aging lighting infrastructure with intelligent street light controls in the capital of Sweden.

•	Named a Visionary in the Gartner Magic Quadrant[3] for Managed Machine-to-Machine Services, Worldwide.

[3]	Gartner, Magic Quadrant for Managed M2M Services, Worldwide, 17 October 2016

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

•	Received prestigious industry awards, including Frost & Sullivan’s Asia Pacific Smart Grid Service Provider of the Year Award, and the CTIA Emerging Technology Award for Industrial IoT. Our customer CESC of India won the 2016 Smart Grid Project of the Year award at the Asian Power Awards for its program with Silver Spring Networks.

•	Over 24.9 million cumulative network endpoints delivered from inception through September 30, 2016, up 12% from a year ago.

Conference Call

Silver Spring will host a conference call today at 2:00 pm PT (5:00 pm ET) to review its results for the third quarter ended September 30, 2016 and its outlook for the future. During the course of this call, Silver Spring may also disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live at 877-407-0832 (U.S.) or 201-689-8433 (International) or via webcast at http://ir.ssni.com. A dial-in replay of the conference call will be available until December 15, 2016 and can be accessed at 877-660-6853 (domestic) or 201-612-7415 (international) passcode 13648481. An audio webcast replay of the conference call will be available for one year at http://ir.ssni.com.

About Silver Spring Networks

Silver Spring Networks enables the Internet of Important Things™ by reliably and securely connecting things that matter. Cities, utilities, and companies on five continents use the company’s cost-effective, high-performance IoT network and data platform to operate more efficiently, get greener, and enable innovative services that can improve the lives of millions of people. With more than 24.9 million devices delivered, Silver Spring provides a proven standards-based platform safeguarded with military grade security. Silver Spring Networks’ customers include Baltimore Gas & Electric, CitiPower & Powercor, ComEd, Consolidated Edison, CPS Energy, Florida Power & Light, Pacific Gas & Electric, Pepco Holdings, and Singapore Power. Silver Spring has also deployed networks in Smart Cities including Copenhagen, Glasgow, Paris, Providence, and Stockholm. To learn more, visit www.ssni.com.

Non-GAAP and Other Financial Metrics

Silver Spring supplements the results of operations presented in accordance with generally accepted accounting principles, or GAAP, with certain non-GAAP metrics. Silver Spring manages its business, makes planning decisions, evaluates its performance and allocates resources by assessing non-GAAP metrics such as billings, recurring billings, recurring billings per endpoint, cost of billings, gross profit (loss) on billings, gross margin on billings, non-GAAP operating expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP income tax provision (benefit), non-GAAP net income (loss), non-GAAP income (loss) per share, adjusted EBITDA, and total backlog. Silver Spring believes that these non-GAAP financial metrics, when taken together with the corresponding GAAP financial measures, offer valuable supplemental information regarding the performance of its business, and will help investors better understand the sales volumes, and gross margin and profitability trends, as well as the cash flow characteristics, of its business. The non-GAAP metrics should not be considered in isolation from, are not a substitute for, and do not purport to be an alternative to, revenue, cost of revenue, gross profit (loss), gross margin, operating expense, operating loss, net income (loss), net income (loss) per share or any other performance measure derived in accordance with GAAP. Silver Spring may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Billings represents amounts invoiced for products for which ownership, typically evidenced by title and risk of loss, has transferred or services that have been provided to the customer, and for which payment is expected to be made in accordance with normal payment terms. Billings excludes amounts for undelivered products, services to be performed in the future, and amounts paid or payable to customers. Billings are initially recorded as deferred revenue and are then recognized as revenue when all revenue recognition criteria has been met under Silver Spring’s accounting policies as described in Silver Spring’s filings with the Securities and Exchange Commission. Silver Spring reconciles revenue to billings by adding revenue to the change in deferred revenue in a given period.

Recurring billings are billings from Managed services and SaaS, as well as customer support and other service offerings. Recurring billings are primarily recurring in nature and include managed services, hosting and software maintenance, and support fees, as well as one-time Managed services and SaaS set up fees. Customer support and other services are provided to customers outside of Managed services and SaaS offerings, and are also recurring in nature. Silver Spring reconciles recurring revenue to recurring billings by adding revenue to the change in deferred revenue in a given period.

Recurring billings per endpoint represents a trailing twelve-month recurring billings revenue per cumulative endpoint shipped from inception to date.

Cost of billings represents the cost associated with products and services that have been delivered to the customer, excluding stock-based compensation, amortization of intangibles and acquisition-related charges. Cost of product shipments for which revenue is not recognized in the period incurred is recorded as deferred cost of revenue. Deferred cost of revenue is expensed in the statement of operations as cost of revenue when the corresponding revenue is recognized. Costs related to services are expensed in the period incurred. Silver Spring reconciles cost of revenue to cost of billings by adding cost of revenue and the change in deferred cost of revenue, less stock-based compensation, amortization of intangibles and acquisition-related charges, included in cost of revenue in a given period.

Gross profit (loss) on billings is the difference between billings and cost of billings.

Gross margin on billings is gross profit (loss) on billings as a percentage of billings.

Non-GAAP operating expense consists of research and development, sales and marketing, and general and administrative expenses, excluding amortization of intangible assets, stock-based compensation, acquisition-related charges, restructuring and legal settlements.

Non-GAAP operating income (loss) represents operating income (loss) adjusted for billings and cost of billings and excludes expenses related to the amortization of intangible assets, stock-based compensation, acquisition-related charges, restructuring and legal settlements.

Non-GAAP operating margin is non-GAAP operating income (loss) as a percentage of billings.

Non-GAAP income tax provision (benefit) represents income tax provision (benefit) excluding income tax benefit related to acquisitions.

Non-GAAP net income (loss) represents net income (loss) adjusted for changes in deferred revenue and deferred cost of revenue, and excludes expenses related to the amortization of intangible assets, stock-based compensation, acquisition-related charges, income tax benefit related to acquisitions, restructuring and legal settlements.

Non-GAAP income (loss) per share represents non-GAAP net income (loss) divided by weighted average shares outstanding for the period.

Adjusted EBITDA is net income (loss) adjusted for changes in deferred revenue and deferred cost of revenue, other (income) expense, net, (benefit) provision for income taxes, depreciation and amortization, stock-based compensation, acquisition-related charges, restructuring, legal settlements and certain other items management believes affect the comparability of operating results.

Total backlog represents future product and service billings that Silver Spring expects to generate pursuant to contracts entered into with its utility customers and meter manufacturers. Total backlog includes order backlog, which represents future billings for open purchase orders and other firm commitments.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the momentum in Silver Spring Networks’ business; customer and industry activity; future deployments; expected benefits from our products; future innovation; future product availability; future growth and market opportunity; and future financial results. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Important factors that could cause results to differ materially from the statements herein include: timing around customer decisions and deployment pace; receipt by our customers of required regulatory approvals; dependence on a limited number of customers and key suppliers; general economic risks; specific economic risks in different geographies and among different industries; failure to maintain or increase renewals and increase business from existing customers; uncertainties around continued success in sales growth and market share gains; the expansion of our target markets, including the IoT market; lengthy sales cycles with no assurances that a prospective customer will select Silver Spring’s products and services; amounts included in backlog may not result in billings or revenue; adverse publicity about, or consumer or political opposition to, the smart grid; security breaches involving smart grid products or services; the ability to integrate technology into third-party devices and Silver Spring’s relationship with third-party manufacturers; execution and customer adoption risks related to new product introductions and innovation, including our new fifth generation networking platform and products; the ability to attract and retain personnel, including members of Silver Spring’s management team; changes in strategy; technological changes that make Silver Spring’s products and services less competitive; competition, particularly from larger companies with more resources than Silver Spring; international business uncertainties; the ability to acquire and integrate other businesses; and other risk factors set forth from time to time in Silver Spring’s filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov. All forward-looking statements in this press release reflect Silver Spring’s expectations as of November 3, 2016. Silver Spring undertakes no obligation, and expressly disclaims any obligation, to update any forward-looking statements in this press release in light of new information or future events. In addition, the preliminary financial results set forth in this press release are estimates based on information currently available to Silver Spring.

For additional information, please contact:

Mark McKechnie

Investor Relations

669-770-4664

markm@ssni.com

Amy Cook

Global Communications

669-770-4183

acook@ssni.com

SILVER SPRING NETWORKS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue:
Product	$50,463	$50,093	$153,232	$209,839
Services	23,723	19,412	91,526	80,473

Net revenue	74,186	69,505	244,758	290,312
Cost of revenue:
Product	29,249	21,377	86,668	118,527
Services	16,695	15,141	48,308	47,387

Total cost of revenue	45,944	36,518	134,976	165,914
Gross profit	28,242	32,987	109,782	124,398
Operating expenses:
Research and development	18,165	15,837	51,583	47,581
Sales and marketing	10,425	7,900	28,597	26,109
General and administrative	11,667	9,305	33,752	31,889
Impairment of intangible assets	2,204	—	2,204	—
Restructuring	—	339	39	1,611

Total operating expenses	42,461	33,381	116,175	107,190

Operating (loss) income	(14,219)	(394)	(6,393)	17,208
Other income (loss), net	113	(99)	887	263

(Loss) income before income taxes	(14,106)	(493)	(5,506)	17,471
(Provision) benefit for income taxes	(1,143)	(129)	(2,136)	637

Net (loss) income	$(15,249)	$(622)	$(7,642)	$18,108

Net (loss) income per share:
Basic	$(0.29)	$(0.01)	$(0.15)	$0.36

Diluted	$(0.29)	$(0.01)	$(0.15)	$0.35

Weighted average shares used to compute net (loss) income per share:
Basic	51,743	50,188	51,244	49,789

Diluted	51,743	50,188	51,244	51,257

Reconciliation of GAAP to non-GAAP results (in thousands, except per share data)

The following tables reconcile the Company’s net (loss) income and net (loss) income per share as presented in its unaudited Condensed Consolidated Statements of Operations and prepared in accordance with GAAP to its non-GAAP net income and non-GAAP net income per share.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net (loss) income	$(15,249)	$(622)	$(7,642)	$18,108
Change in deferred revenue, net of foreign currency translation	1,958	5,192	(27,854)	(83,376)
Change in deferred cost of revenue, net of foreign currency translation	9,404	(6,712)	17,728	40,292
Amortization of intangibles	193	421	989	1,252
Stock-based compensation	7,898	5,853	21,839	21,537
Acquisition-related charges	508	559	1,534	2,045
Income tax benefit related to Detectent acquisition	—	(114)	—	(1,128)
Restructuring	—	339	39	1,611
Impairment of intangible assets	2,204	—	2,204	—

Non-GAAP net income	$6,916	$4,916	$8,837	$341

Non-GAAP net income per share:
Basic	$0.13	$0.10	$0.17	$0.01

Diluted	$0.13	$0.10	$0.17	$0.01

Weighted average shares used to compute non-GAAP net income (loss) per share:
Basic	51,743	50,188	51,244	49,789

Diluted	53,896	51,713	53,500	51,257

SILVER SPRING NETWORKS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2016	2015 (a)
ASSETS
Current assets:
Cash and cash equivalents	$48,048	$65,264
Short-term investments	65,310	59,181
Accounts receivable	45,031	47,813
Inventory	5,297	4,545
Deferred cost of revenue	196,301	196,868
Prepaid expenses and other current assets	11,552	10,835

Total current assets	371,539	384,506
Property and equipment, net	29,800	14,106
Goodwill and intangible assets	11,197	14,390
Deferred cost of revenue, non-current	21,909	38,882
Deferred tax assets, non-current	993	1,069
Other long-term assets	2,004	4,772

Total assets	$437,442	$457,725

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$22,430	$30,623
Deferred revenue	290,696	305,471
Accrued and other liabilities	39,211	42,751

Total current liabilities	352,337	378,845
Deferred revenue, non-current	83,200	96,342
Other liabilities, non-current	23,202	16,403

Total liabilities	458,739	491,590

Total stockholders’ deficit	(21,297)	(33,865)

Total liabilities and stockholders’ deficit	$437,442	$457,725

(a)	Derived from audited consolidated financial statements.

SILVER SPRING NETWORKS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
OPERATING ACTIVITIES
Net (loss) income	$(15,249)	$(622)	$(7,642)	$18,108
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Deferred taxes	(17)	172	94	(935)
Impairment of intangible assets	2,204	—	2,204	—
Depreciation and amortization	2,096	1,990	6,332	5,892
Stock-based compensation	7,898	5,853	21,839	21,537
Other non-cash adjustments	659	230	772	354
Changes in assets and liabilities:
Accounts receivable	1,967	(2,568)	2,826	11,073
Inventory	(2,811)	810	(750)	3,043
Prepaid expenses and other assets	1,013	(1,396)	2,957	(4,192)
Landlord incentives related to lease	4,513	—	6,788	—
Contingent consideration related to Detectent acquisition held in escrow	—	—	—	(4,000)
Deferred cost of revenue	9,359	(6,686)	17,595	40,308
Accounts payable	(10,082)	2,239	(8,908)	(131)
Customer deposits	1,037	(1,307)	1,031	151
Deferred revenue	1,927	4,841	(28,061)	(84,190)
Accrued and other liabilities	631	716	(4,400)	6,412

Net cash provided by operating activities	5,145	4,272	12,677	13,430

INVESTING ACTIVITIES
Payments for business acquisition, net of cash and cash equivalents acquired	—	—	—	(7,098)
Proceeds from sales of available-for-sale investments	16,273	4,086	39,217	11,486
Proceeds from maturities of available-for-sale investments	8,720	1,500	10,970	9,250
Purchases of available-for-sale investments	(45,401)	(7,287)	(56,355)	(18,910)
Purchases of property and equipment	(6,125)	(1,617)	(23,369)	(3,529)

Net cash (used in) investing activities	(26,533)	(3,318)	(29,537)	(8,801)

FINANCING ACTIVITIES
Payments on capital lease obligations	—	(238)	(285)	(994)
Proceeds from issuance of common stock	2,010	1,619	4,238	3,655
Taxes paid related to net share settlement of equity awards	(549)	(456)	(4,169)	(3,968)

Net cash provided by (used in) financing activities	1,461	925	(216)	(1,307)

Effect of exchange rate changes on cash and cash equivalents	(4)	(184)	(140)	(324)
Net (decrease) increase in cash and cash equivalents	(19,931)	1,695	(17,216)	2,998
Cash and cash equivalents—beginning of period	67,979	61,760	65,264	60,457

Cash and cash equivalents—end of period	$48,048	$63,455	$48,048	$63,455

SILVER SPRING NETWORKS, INC.

UNAUDITED RECONCILIATION OF NET REVENUE BETWEEN GAAP AND NON-GAAP

(in thousands, except percentages)

	Q3	Q4	Q1	Q2	Q3	YoY%
TYPE	2015	2015	2016	2016	2016	Change
Net revenue:
Product	$50,093	$143,202	$32,852	$69,917	$50,463	1%
Services
Managed services and SaaS	11,223	37,142	11,068	24,570	14,090	26%
Professional services	8,189	18,903	4,700	27,465	9,633	18%

Total services net revenue	19,412	56,045	15,768	52,035	23,723	22%

Total net revenue	$69,505	$199,247	$48,620	$121,952	$74,186	7%

% Product	72%	72%	68%	57%	68%
% Services	28%	28%	32%	43%	32%
Change in deferred net revenue:
Change in deferred product revenue	$1,785	$(95,194)	$12,883	$(23,804)	$(568)
Change in deferred services revenue:
Managed services and SaaS	1,397	(22,896)	1,820	(9,650)	1,641
Professional services	2,010	(6,169)	5,591	(16,652)	885

Total change in deferred services revenue	3,407	(29,065)	7,411	(26,302)	2,526

Total change in deferred revenue	$5,192	$(124,259)	$20,294	$(50,106)	$1,958
Billings(1)
Product	$51,878	$48,008	$45,735	$46,113	$49,895	-4%
Services
Managed services and SaaS	12,620	14,246	12,888	14,920	15,731	25%
Professional services	10,199	12,734	10,291	10,813	10,518	3%

Total services	22,819	26,980	23,179	25,733	26,249	15%

Total Billings(1)	$74,697	$74,988	$68,914	$71,846	$76,144	2%

% Product	69%	64%	66%	64%	66%
% Services	31%	36%	34%	36%	34%
RECURRING REVENUE PER ENDPOINT
Recurring revenue (TTM)	$45,374	$71,947	$70,041	$84,003	$86,870
Change in deferred revenue, net of foreign currency translations	4,349	(19,531)	(17,292)	(29,329)	(29,085)

Recurring Billings (TTM)(1)	$49,723	$52,416	$52,749	$54,674	$57,785

Cumulative network endpoints delivered	22,321	22,954	23,652	24,399	24,968
Recurring revenue per endpoint delivered	$2.03	$3.13	$2.96	$3.44	$3.48	71%
Recurring billings per endpoint delivered(1)	$2.23	$2.28	$2.23	$2.24	$2.31	4%
SOLUTION
Net revenue
Advanced metering infrastructure	$60,149	$181,892	$40,514	$105,181	$66,203	10%
New solutions	9,356	17,355	8,106	16,771	7,983	-15%

Total net revenue	$69,505	$199,247	$48,620	$121,952	$74,186	7%

% Advanced metering infrastructure	87%	91%	83%	86%	89%
% New solutions	13%	9%	17%	14%	11%
Change in deferred net revenue
Advanced metering infrastructure	$3,586	$(123,525)	$16,957	$(45,184)	$(2,078)
New solutions	1,606	(734)	3,337	(4,922)	4,036

Total change in deferred net revenue	$5,192	$(124,259)	$20,294	$(50,106)	$1,958
Billings(1)
Advanced metering infrastructure	$63,735	$58,367	$57,471	$59,997	$64,125	1%
New solutions	10,962	16,621	11,443	11,849	12,019	10%

Total Billings(1)	$74,697	$74,988	$68,914	$71,846	$76,144	2%

% Advanced metering infrastructure	85%	78%	83%	84%	84%
% New solutions	15%	22%	17%	16%	16%
GEOGRAPHY
Net revenue
United States	$53,113	$177,896	$45,222	$118,539	$43,381	-18%
International	16,392	21,351	3,398	3,413	30,805	88%

Total net revenue	$69,505	$199,247	$48,620	$121,952	$74,186	7%

% United States	76%	89%	93%	97%	58%
% International	24%	11%	7%	3%	42%
Change in deferred net revenue
United States	$12,467	$(116,859)	$8,468	$(57,666)	$21,085
International	(7,275)	(7,400)	11,826	7,560	(19,127)

Total change in deferred net revenue	$5,192	$(124,259)	$20,294	$(50,106)	$1,958
Billings(1)
United States	$65,580	$61,037	$53,690	$60,873	$64,466	-2%
International	9,117	13,951	15,224	10,973	11,678	28%

Total Billings(1)	$74,697	$74,988	$68,914	$71,846	$76,144	2%

% United States	88%	81%	78%	85%	85%
% International	12%	19%	22%	15%	15%

(1)	We have revised the presentation of several of our non-GAAP financial measures previously reported.

SILVER SPRING NETWORKS, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands, except percentages and headcount)

	Q3	Q4	Q1	Q2		Q3	YoY%
	2015	2015	2016	2016		2016	Change
CASH FLOW DATA
Operating cash flow	$4,272	$6,257	$3,730	$3,802	(a)	$5,145	20%
Operating cash flow - TTM	27,054	19,687	23,872	18,061	(a)	18,934	-30%
BALANCE SHEET DATA
Cash, cash equivalents and short-term investments	$121,915	$124,445	$125,369	$113,064		$113,358	-7%
Deferred net revenue
Beginning of quarter	$521,176	$526,000	$401,813	$421,987		$371,934
Add: billings during the quarter	74,697	74,988	68,914	71,846		76,144
Less: revenue recognized during the quarter	(69,505)	(199,247)	(48,620)	(121,952)		(74,186)
Foreign currency translation adjustment and other	(368)	72	(120)	53		4

End of quarter	$526,000	$401,813	$421,987	$371,934		$373,896

Deferred cost of revenue
Beginning of quarter	$286,044	$292,730	$235,750	$244,486		$227,559
Add: cost of billings during the quarter	41,759	39,640	38,779	38,817		34,364
Add: stock-based compensation, amortization of intangible assets, and acquisition related charges deferred during the quarter	1,471	1,280	1,512	1,600		2,176
Less: cost of revenue during the quarter	(36,518)	(97,902)	(31,623)	(57,409)		(45,944)
Foreign currency translation adjustment and other	(26)	2	68	65		55

End of quarter	$292,730	$235,750	$244,486	$227,559		$218,210

STOCK-BASED COMPENSATION
Cost of goods sold	$1,197	$1,006	$1,328	$1,389		$2,082	74%
Research and development	1,771	1,277	2,025	2,241		2,593	46%
Sales and marketing	914	665	831	726		943	3%
General and administrative	1,971	1,994	2,716	2,685		2,280	16%

	$5,853	$4,942	$6,900	$7,041		$7,898	35%

EMPLOYEES	645	652	673	708		709	10%
HOMES & BUSINESSES
Cumulative network endpoints delivered*	22,321	22,954	23,652	24,399		24,968	12%

*	Endpoints refer to communication modules in electric meters
(a)	After the release of earnings disclosing the results of the three and six months ended June 30, 2016, we identified an adjustment in which cash provided by operating activities and cash used in investing activities were overstated by $0.3 million each. This adjustment was reflected in the condensed consolidated statements of cash flows for the six months ended June 30, 2016, included in our Form 10-Q filed on August 9, 2016. The amounts for Q2’16 in the table above have been revised as such to reflect this adjustment.

SILVER SPRING NETWORKS, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data and percentages)

	Q3	Q4	Q1	Q2	Q3	YOY %
QUARTERLY RECONCILIATION OF RESULTS	2015	2015	2016	2016	2016	Change
Gross profit	$32,987	$101,345	$16,997	$64,543	$28,242	-14%
Change in deferred revenue, net of foreign currency translation	5,192	(124,259)	20,294	(50,106)	1,958
Change in deferred cost of revenue, net of foreign currency translation	(6,712)	56,982	(8,668)	16,992	9,404
Amortization of intangible assets	260	259	169	195	79
Stock-based compensation	1,197	1,006	1,328	1,389	2,082
Acquisition-related charges	14	15	15	16	15

Gross profit on billings(1)	$32,938	$35,348	$30,135	$33,029	$41,780	27%

Gross margin % (as a % of net revenue)	47%	51%	35%	53%	38%
Gross margin on billings(1)	44%	47%	44%	46%	55%
Operating expenses	$33,381	$35,600	$35,920	$37,794	$42,461	27%
Amortization of intangible assets	(161)	(163)	(252)	(180)	(114)
Stock-based compensation	(4,656)	(3,936)	(5,572)	(5,652)	(5,816)
Acquisition-related charges	(545)	(491)	(501)	(494)	(493)
Impairment of intangible assets	—	—	—	—	(2,204)
Restructuring	(339)	(60)	(39)	—	—
Legal settlements	—	(3,595)	—	—	—

Non-GAAP operating expenses	$27,680	$27,355	$29,556	$31,468	$33,834	22%

Operating (loss) income	$(394)	$65,745	$(18,923)	$26,749	$(14,219)	-3509%
Change in deferred revenue, net of foreign currency translation	5,192	(124,259)	20,294	(50,106)	1,958
Change in deferred cost of revenue, net of foreign currency translation	(6,712)	56,982	(8,668)	16,992	9,404
Amortization of intangible assets	421	422	421	375	193
Stock-based compensation	5,853	4,942	6,900	7,041	7,898
Acquisition-related charges	559	506	516	510	508
Impairment of intangible assets	—	—	—	—	2,204
Restructuring	339	60	39	—	—
Legal settlements	—	3,595	—	—	—

Non-GAAP operating income	$5,258	$7,993	$579	$1,561	$7,946	51%

Income tax provision	$129	$3,708	$32	$961	$1,143	786%
Income tax benefit related to Detectent acquisition	114	—	—	—	—

Non-GAAP income tax provision	$243	$3,708	$32	$961	$1,143	370%

Net (loss) income	$(622)	$61,878	$(18,514)	$26,121	$(15,249)	-2352%
Change in deferred revenue, net of foreign currency translation	5,192	(124,259)	20,294	(50,106)	1,958
Change in deferred cost of revenue, net of foreign currency translation	(6,712)	56,982	(8,668)	16,992	9,404
Other expense (income), net	99	159	(441)	(333)	(113)
Provision for income taxes	129	3,708	32	961	1,143
Depreciation and amortization	1,990	1,930	2,132	2,104	2,096
Stock-based compensation	5,853	4,942	6,900	7,041	7,898
Acquisition-related charges	559	506	516	510	508
Impairment of intangible assets	—	—	—	—	2,204
Restructuring	339	60	39	—	—
Legal settlements	—	3,595	—	—	—

Adjusted EBITDA	$6,827	$9,501	$2,290	$3,290	$9,849	44%

(1)	We have revised the presentation of several of our non-GAAP financial measures previously reported.

SILVER SPRING NETWORKS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands, except percentages)

	Three Months Ended September 30, 2016
	Gross Profit	Gross Margin	Change in Deferred Revenue and Deferred Cost of Revenue (a)	Stock-based Compensation	Amortization of Intangible Assets	Acquisition- Related Costs	Gross Profit on Billings (b)	Gross Margin on Billings (b)
Product	$21,214	42.0%	$8,836	$515	$79	$—	$30,644	61.4%
Services
Managed services and SaaS	4,612	32.7%	1,641	719	—	15	6,987	44.4%
Professional services	2,416	25.1%	885	848	—	—	4,149	39.4%

Total services	7,028	29.6%	2,526	1,567	—	15	11,136	42.4%

Total gross profit	$28,242	38.1%	$11,362	$2,082	$79	$15	$41,780	54.9%

	Three Months Ended September 30, 2015
	Gross Profit	Gross Margin	Change in Deferred Revenue and Deferred Cost of Revenue (a)	Stock-based Compensation	Amortization of Intangible Assets	Acquisition- Related Costs	Gross Profit on Billings (b)	Gross Margin on Billings (b)
Product	$28,716	57.3%	$(4,927)	$252	$260	$—	$24,301	46.8%
Services
Managed services and SaaS	3,137	28.0%	1,397	438	—	14	4,986	39.5%
Professional services	1,134	13.8%	2,010	507	—	—	3,651	35.8%

Total services	4,271	22.0%	3,407	945	—	14	8,637	37.9%

Total gross profit	$32,987	47.5%	$(1,520)	$1,197	$260	$14	$32,938	44.1%

	Nine Months Ended September 30, 2016
	Gross Profit	Gross Margin	Change in Deferred Revenue and Deferred Cost of Revenue (a)	Stock-based Compensation	Amortization of Intangible Assets	Acquisition- Related Costs	Gross Profit on Billings (b)	Gross Margin on Billings (b)
Product	$66,564	43.4%	$6,239	$1,282	$443	$—	$74,528	52.6%
Services
Managed services and SaaS	22,718	45.7%	(6,189)	1,689	—	46	18,264	41.9%
Professional services	20,500	49.0%	(10,176)	1,828	—	—	12,152	38.4%

Total services	43,218	47.2%	(16,365)	3,517	—	46	30,416	40.5%

Total gross profit	$109,782	44.9%	$(10,126)	$4,799	$443	$46	$104,944	48.4%

	Nine Months Ended September 30, 2015
	Gross Profit	Gross Margin	Change in Deferred Revenue and Deferred Cost of Revenue (a)	Stock-based Compensation	Amortization of Intangible Assets	Acquisition- Related Costs	Gross Profit on Billings (b)	Gross Margin on Billings (b)
Product	$91,312	43.5%	$(31,972)	$1,039	$782	$—	$61,161	44.5%
Services
Managed services and SaaS	10,734	30.8%	3,365	1,680	—	85	15,864	41.6%
Professional services	22,352	48.9%	(14,477)	2,410	—	—	10,285	33.0%

Total services	33,086	41.1%	(11,112)	4,090	—	85	26,149	37.7%

Total gross profit	$124,398	42.8%	$(43,084)	$5,129	$782	$85	$87,310	42.2%

(a)	Amounts presented net of foreign currency translation.
(b)	We have revised the presentation of several of our non-GAAP financial measures previously reported.